UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          January 1, 2010

EQUIFAX INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 23, 2010, Equifax Inc. (the “Company”) sold its Equifax Enabling Technologies LLC legal entity, consisting of its APPRO loan origination software product line (“APPRO”), for approximately $72 million. On July 1, 2010, the Company completed the sale of its Direct Marketing Services division (“DMS”) for approximately $117 million. Both of these businesses have been accounted for as a discontinued operation, which requires that prior period information be recast to remove the results of operations of the disposed businesses from the results of the Company’s continuing operations. APPRO was reported as a discontinued operation in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission on April 29, 2010 ("First Quarter 2010 10-Q"). DMS was reported as a discontinued operation in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission on July 29, 2010.

The Company is recasting the presentation of its financial information for all periods presented in certain sections of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2010 (“2009 Form 10-K”) to present APPRO and DMS as discontinued operations for all periods presented. Included in this Form 8-K are the following items recast solely to reflect the impact of discontinued operations on the Company’s consolidated financial information:

•	Exhibit 99.1 - Selected Financial Data (Part II, Item 6);
•	Exhibit 99.2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) (Part II, Item 7); and
•	Exhibit 99.3 - Financial Statements and Supplementary Data (Part II, Item 8).

The Company is also recasting the presentation of its financial information for the quarter ended March 31, 2010 presented in certain sections of its First Quarter 2010 10-Q to conform to the new reporting structure noted above. Included in this Form 8-K report are the following items recast solely to reflect the impact of discontinued operations on the Company’s consolidated financial information:

•	Exhibit 99.4 - Financial Statements (Part I, Item I); and
•	Exhibit 99.5 - MD&A (Part 1, Item 2).

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Selected Financial Data
99.2	2009 10-K MD&A, revised only to reflect the changes caused by the reported discontinued operations
99.3
Financial Statements and Supplementary Data, revised only to reflect the changes caused by the reported discontinued operations.  Included in Item 9 is the Report of Independent Registered Public Accounting Firm dated February 23, 2010, except for the “Segments”, “Advertising”, “Trade Accounts Receivable and Allowance for Doubtful Accounts”, and “Long Lived Assets” sections of Note 1, paragraphs 2 and 3 of the “Purchased Intangible Assets” section of Note 3, paragraph 3 of the “Leases” section of Note 5, paragraphs 2, 3, and 4 of Note 6, paragraph 5 of Note 10, the amounts in the operating revenue, operating income, depreciation and amortization expense schedules of Note 12, and Note 14, as to which the date is July 30, 2010

99.4	First Quarter 2010 10-Q Financial Statements, revised only to reflect the changes caused by the reported discontinued operations
99.5	First Quarter 2010 10-Q MD&A, revised only to reflected the changes caused by the reported discontinued operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/ Lee Adrean
	Name:	Lee Adrean
	Title:	Corporate Vice President and Chief Financial Officer

Date: July 30, 2010

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Selected Financial Data
99.2	2009 10-K MD&A, revised only to reflect the changes caused by the reported discontinued operations
99.3
Financial Statements and Supplementary Data, revised only to reflect the changes caused by the reported discontinued operations.  Included in Item 9 is the Report of Independent Registered Public Accounting Firm dated February 23, 2010, except for the “Segments”, “Advertising”, “Trade Accounts Receivable and Allowance for Doubtful Accounts”, and “Long Lived Assets” sections of Note 1, paragraphs 2 and 3 of the “Purchased Intangible Assets” section of Note 3, paragraph 3 of the “Leases” section of Note 5, paragraphs 2, 3, and 4 of Note 6, paragraph 5 of Note 10, the amounts in the operating revenue, operating income, depreciation and amortization expense schedules of Note 12, and Note 14, as to which the date is July 30, 2010

99.4	First Quarter 2010 10-Q Financial Statements, revised only to reflect the changes caused by the reported discontinued operations
99.5	First Quarter 2010 10-Q MD&A, revised only to reflected the changes caused by the reported discontinued operations